UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 15, 2006
DARLING INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices)                                        (Zip Code)
Registrant’s telephone number, including area code:               (972) 717-0300
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This amendment is being filed to amend and restate in its entirety Item 9.01 (including Exhibit 99.1) of the Current Report on Form 8-K filed by Darling International Inc. (“Darling”) on May 17, 2006  (the “Initial 8-K”), as amended by the Form 8-K/A filed by Darling on July 28, 2006, to (i) remove the pro forma effect of contingent shares issued to management as a pro forma adjustment as such issuance is not expected to have a continuing impact on Darling and (ii) disclose the pro forma effect of a 1/8 point change in the rate of Darling’s variable rate debt on the pro forma statement of operations.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
     The audited balance sheets of National By-Products, LLC (“NBP”) as of December 31, 2005 and January 1, 2005 and statements of income, statements of changes in members’ equity and statements of cash flows of NBP for each of the three fiscal years in the period ended December 31, 2005, were previously furnished in Darling’s registration statement on Form S-4 (333-131484), filed on April 4, 2006.
(b)	Pro Forma Financial Information.
     The unaudited pro forma condensed combined financial statements with respect to the transaction described in Item 2.01 of the Initial 8-K are filed as Exhibit 99.1 to this amendment and incorporated in their entirety herein by reference.
(d)	Exhibits.
99.1	Unaudited pro forma condensed combined financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.
Date: August 18, 2006	By:	/s/ John O. Muse
John O. Muse
Executive Vice President Finance and Administration

EXHIBIT LIST
99.1	Unaudited pro forma condensed combined financial statements.